Exhibit  10.5


                          Merger Termination Agreement

         This Agreement dated this 16th day of August 2004 by and among Nannaco, Inc., a Texas corporation, Nannaco Acquisitions, Inc., a Delaware corporation and Red Alert Group, Inc., a Georgia corporation ("Termination Agreement").

                                    RECITALS

      A. The parties to this agreement are all the parties to that certain Agreement and Plan of Merger dated and executed by them as of July 8, 2004 (the "Merger Agreement"), a copy of which is attached hereto as Exhibit A;

      B. The Merger Agreement provides that the parties may terminate the plan of merger by the written consent of all parties to the Merger Agreement, without cause; and,

      C.    All parties wish to terminate the Merger Agreement without cause.

      Now therefore, it is hereby agreed that:

      1. The Merger Agreement shall terminate effective the date of this Termination Agreement in accordance with paragraph 8.1(a) of that agreement.

      2. That no event has occurred which would cause any party to the Merger Agreement to be obligated to any other party to the transaction as a result of this Termination Agreement.


      3. Each party shall bear its own costs, expenses, professional and legal fees, whether billed or unbilled, incurred in connection with the preparation and implementation of the Merger Agreement.

      4. Upon execution of this Termination Agreement the Merger Agreement shall be void and of no further force and effect.

      5. The provisions of section 9 of the Merger Agreement setting forth certain miscellaneous provisions are hereby incorporated herein by this reference, except paragraphs 9.1 and 9.7 thereof.

      6. The parties hereto agree to the release to the public and, if required, notification to the Securities and Exchange Commission, of the fact of the existence of this Termination Agreement and the practical exigencies, if any, requiring the necessity or desirability of entering into this Termination Agreement.


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In witness whereof the parties hereto have caused this Termination Agreement to be executed as of the date first above stated.

Nannaco, Inc.


By:
    -----------------------------
    Steve Careaga, Chief Executive Officer


Red Alert Group, Inc.


By:
    -----------------------------
    Dr. Timothy Holly, President and Chief Executive Officer


Nannaco Acquisitions, Inc.


By:
    -----------------------------
    David Otto, President and Secretary



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